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                                                                    Exhibit 23.6

                         [PRICEWATERHOUSECOOPERS LOGO]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, which includes an explanatory paragraph regarding basis of presentation, dated August 18, 1998 relating to the financial statements of HostAmerica, a division of HomeCom Communications, Inc., which appears in the Registration Statement on Form S-1 (SEC File No.
333-74403) of Interliant, Inc. filed with the Securities and Exchange
Commission pursuant to the Securities Act of 1933.



                                                  /s/ PricewaterhouseCoopers LLP
                                                  PricewaterhouseCoopers LLP


Atlanta, Georgia
July 15, 1999